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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Saratoga Investment Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Saratoga Investment Corp.
535 Madison Avenue
New York, New York 10022

ANNUAL MEETING OF STOCKHOLDERS

August 19, 2011

To the Stockholders of Saratoga Investment Corp.:

        You are cordially invited to attend an annual meeting of stockholders of Saratoga Investment Corp., to be held at the offices of Sutherland Asbill & Brennan LLP, located at 1114 Avenue of the Americas, New York, NY 10018, on September 27, 2011, at 9:00 a.m., local time. Only stockholders of record at the close of business on August 15, 2011 are entitled to notice of, and to vote at, the meeting, including any adjournment or postponement thereof.

        Details of the business to be conducted at the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Whether or not you expect to attend the meeting, please vote electronically via the internet or by telephone, or sign and return your proxy card so that your shares may be represented at the meeting. As discussed in the Proxy Statement, voting electronically via the internet, by telephone or by returning the proxy or voting instruction card does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

Christian L. Oberbeck Chairman, Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 27, 2011.

        Our proxy statement and annual report on Form 10-K for the year ended February 28, 2011 are available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
will be held at the offices of Sutherland Asbill & Brennan LLP
1114 Avenue of the Americas, New York NY 10018
September 27, 2011, 9:00 a.m., local time

August 19, 2011

To the Stockholders of Saratoga Investment Corp.:

        The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of Saratoga Investment Corp., a Maryland corporation (the "Company"), will be held at the offices of Sutherland Asbill & Brennan LLP, located at 1114 Avenue of the Americas, New York, NY 10018, on September 27, 2011, at 9:00 a.m., local time. At the Annual Meeting, our stockholders will consider and vote on proposals to:

  1.
  To elect G. Cabell Williams and Michael J. Grisius as directors of the Company, each to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To approve a proposal to authorize the Company to sell or otherwise issue the Company's common stock at a price below the Company's then current net asset value per share; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

        THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

        Holders of record of our common stock as of the close of business on August 15, 2011, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet or telephone. Instructions are shown on the proxy card.

        Thank you for your support of Saratoga Investment Corp.

By order of the Board of Directors,

Richard A. Petrocelli
Chief Financial Officer and Secretary

New York, New York
August 19, 2011

        This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

i

Saratoga Investment Corp.
535 Madison Avenue
New York, New York 10022

PROXY STATEMENT

2011 Annual Meeting of Stockholders

GENERAL

        We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2011 Annual Meeting of Stockholders (the "Annual Meeting"). We are first furnishing this proxy statement and the accompanying form of proxy to stockholders on or about August 19, 2011. In this proxy statement, except where the context suggests otherwise, we refer to Saratoga Investment Corp. as the "Company," "Saratoga," "we," "our" or "us" and the Board of Directors as the "Board."

        We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

 ANNUAL MEETING INFORMATION

Date and Location

        We will hold the Annual Meeting on September 27, 2011 at 9:00 a.m., local time, at the offices of Sutherland Asbill & Brennan LLP, located at 1114 Avenue of the Americas 10018, New York, NY 10018.

Admission

        Only record or beneficial owners of Saratoga common stock as of the close of business on August 15, 2011 or their proxies may attend the Annual Meeting. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Purpose of Annual Meeting

        At the Annual Meeting, you will be asked to vote on the following proposals:

  1.
  To elect G. Cabell Williams and Michael J. Grisius as directors of Saratoga, each to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To approve a proposal to authorize the Company to sell or otherwise issue the Company's common stock at a price below the Company's then current net asset value per share; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

 VOTING INFORMATION

Record Date and Quorum

        The record date for the Annual Meeting is the close of business on August 15, 2011 (the "Record Date"). You may cast one vote for each share of common stock that you own as of the Record Date. On the Record Date, 3,277,077 shares of common stock were outstanding. A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. Abstentions are counted as present for purposes of establishing a quorum.

        If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

        If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the meeting, you must obtain a legal proxy from the record holder of your shares and present it at the meeting. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is not permitted to vote your shares on any proposal considered at the meeting.

Authorizing a Proxy for Shares Held in Your Name

        If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit your right to vote in person at the meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board's recommendations.

Revoking Your Proxy

        If you are a stockholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, Richard A. Petrocelli, at 535 Madison Avenue New York, New York 10022; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the meeting; or (3) voting in person at the meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the meeting.

Votes Required to Adopt the Proposals

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
Proposal 1—Election of G. Cabell Williams and Michael J. Grisius as directors of Saratoga Investment Corp., each to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	Affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote at the Annual Meeting.	No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.
Proposal 2—Approval of a proposal to authorize the Company to sell or otherwise issue the Company's common stock at a price below the then current net asset value per share.
	Pursuant to the Investment Company Act of 1940 (the "1940 Act"), approval of this proposal requires the affirmative vote of: (i) a "majority of the outstanding shares of common stock" of the Company; and (ii) a "majority of the outstanding shares of common stock" of the Company which are not held by affiliated persons of the Company, which includes our directors, officers, employees and 5% stockholders.	No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

For purposes of this proposal, the 1940 Act defines "a majority of the outstanding shares common stock" as: (A) 67% or more of the shares of common stock present at the Annual Meeting if the holders of more than 50% of the outstanding shares of common stock of Saratoga are present or represented by proxy; or (B) 50% of the outstanding shares of common stock of Saratoga, whichever is the less.

        The Company will bear the expense of the solicitation of proxies for the Annual Meeting. The Company has retained Morrow & Co., LLC to assist in the solicitation of proxies for estimated fees of $15,000, plus out-of-pocket expenses. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

Householding of Proxy Statement Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth, as of August 15, 2011, the beneficial ownership of each current director, the nominees for director, the Company's executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

        The percentage ownership is based on 3,277,077 shares of common stock outstanding as of August 15, 2011. Shares of common stock that are subject to warrants or other convertible securities currently exercisable or exercisable within 60 days thereof, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated by footnote, the address for each listed individual is Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Interested Directors and Executive Officers
Christian L. Oberbeck	1,043,461	(1)	31.8	%(3)
Richard A. Petrocelli	1,043,461	(2)(4)	31.8	%(5)
Director Nominee
Michael J. Grisius	13,000		*
Independent Directors
Steven M. Looney	1,001		*
Charles S. Whitman III	1,000		*
G. Cabell Williams	5,600		*

All Directors and Executive Officers as a Group	1,050,926		32.1%
Owners of 5% or more of our common stock
GSC CDO III, LLC(6)	231,360		7.1%
Raging Capital Management, LLC(7)	167,689		5.1%

*
Less than 1%

(1)
Includes 663,239 shares of common stock directly held by Mr. Oberbeck, 98,456 shares of common stock held by Saratoga Investment Advisors, which Mr. Oberbeck controls, and 94,804 shares of common stock held by CLO Partners LLC, an entity wholly owned by Mr. Oberbeck. All other shares of common stock attributed to Mr. Oberbeck are owned directly by Richard A. Petrocelli (39,501 shares of common stock), our chief financial officer, secretary and chief compliance officer and a managing director of our investment adviser, Charles G. Phillips (39,501 shares of common stock), a managing director of our investment adviser, John F. MacMurray (4,344 shares of common stock), an investment professional of our investment adviser, Charles P. Durkin, Jr. (24,613 shares of common stock), a senior advisor at Saratoga Management Company, an affiliate of Saratoga Partners, and John P. Birkelund (79,003 shares of common stock), a senior advisor at Saratoga Management Company, with whom Mr. Oberbeck may be deemed to be a member of a "group" under Rule 13d-5 under the Exchange Act and, as a result, may be deemed to share voting and/or investment power with respect to the shares owned by these individuals.

(2)
Includes 39,501 shares of common stock directly held by Mr. Petrocelli. All other shares of common stock attributed to Mr. Petrocelli are owned directly and indirectly by Christian L. Oberbeck (856,499 shares), our chief executive office and president and the managing member of our investment adviser, Charles G. Phillips (39,501 shares of common stock), a managing director of our investment adviser, John F. MacMurray (4,344 shares of common stock), an investment professional of our investment adviser, Charles P. Durkin, Jr. (24,613 shares of common stock), a senior advisor at Saratoga Management Company, an affiliate of Saratoga Partners, and John P. Birkelund (79,003 shares of common stock), a senior advisor at Saratoga Management Company, an affiliate of Saratoga Partners, with whom Mr. Petrocelli may be deemed to be a member of a "group" under Rule 13d-5 under the Exchange Act and, as a result, may be deemed to share voting and/or investment power with respect to the shares owned by these individuals.

(3)
Includes 186,962 shares of common stock attributable to Mr. Oberbeck solely as a result of his membership in a "group," as such term is used in Rule 13d-5 under the Exchange Act.

(4)
Mr. Petrocelli is not seeking reelection to the Board at the Annual Meeting. As a result, his term as a member of the Board will expire at the Annual Meeting. However, Mr. Petrocelli will continue to serve the Company as its Chief Financial Officer, Secretary and Chief Compliance Officer.

(5)
Includes 1,003,960 shares of common stock attributable to Mr. Petrocelli solely as a result of his membership in a "group," as such term is used in Rule 13d-5 under the Exchange Act

(6)
Includes 14 shares of common stock held by GSC Secondary Interest Fund, LLC and 13,927 shares of common stock held by Greenwich Street Capital Partners II, L.P., both of which are affiliates of GSC CDO III, L.L.C.. The address of GSC CDO III, LLC is 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932.

(7)
Includes 95,248 shares of our common stock held by Raging Capital Fund, LP ("Raging Capital Fund") and 72,441 shares of our common stock held by Raging Capital Fund (QP), LP ("Raging Capital Fund QP" and together with Raging Capital Fund, the "Raging Funds"). Raging Capital Management, LLC ("Raging Capital") is the general partner of each of the Raging Funds. William C. Martin is the managing member of Raging Capital. By virtue of these relationships, each of Raging Capital and Mr. Martin may be deemed to beneficially own our common stock owned directly by the Raging Funds.

 PROPOSAL 1—ELECTION OF DIRECTORS

        Our business and affairs are managed under the direction of our Board. Pursuant to our Articles of Incorporation, the Board may modify the number of members of the Board provided that the number of directors will not be fewer than three or greater than eleven and that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of five members, of whom three are not "interested persons" of Saratoga, as defined in Section 2(a)(19) of the 1940 Act. Section 303A.01 of the New York Stock Exchange Listed Company Manual requires that the Company maintain a majority of independent directors on the Board and further provides that a director of a business development company ("BDC") shall be considered to be independent if he or she is not an "interested person" of the Company, as defined in Section 2(a)(19) of the 1940 Act.

        Under our Articles of Incorporation, our directors are divided into three classes. Each class of directors will hold office for a three-year term, and until his or her successor is duly elected and qualified. At each Annual Meeting, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or any director's earlier resignation, death or removal.

        Mr. Williams has been nominated for re-election for a three-year term expiring in 2014 and Mr. Grisius has been nominated to be elected for a three-year term expiring in 2014. One of the Company's current directors, Richard A. Petrocelli, is not seeking reelection to the Board at the Annual Meeting. As a result, his term as a member of the Board will expire at the Annual Meeting. However, Mr. Petrocelli will continue to serve the Company as its Chief Financial Officer, Secretary and Chief Compliance Officer. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

        A stockholder can vote for or against each of the nominees or abstain from voting. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated as a replacement. The Board has no reason to believe that the persons named will be unable or unwilling to serve.

        Our Board unanimously recommends a vote "FOR" this proposal.

Director and Executive Officer Information

Directors

        Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

        Nominees for election as directors to serve until our 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Name	Age	Position	Director Since
Interested Director
Michael J. Grisius	47	Director	—
Independent Director
G. Cabell Williams	57	Director	2007

        Continuing directors whose terms will expire at our 2012 Annual Meeting of Stockholders:

Name	Age	Position	Director Since
Interested Director
Christian L. Oberbeck	51	Chairman of the Board, Chief Executive Officer and President	2010

        Continuing directors whose terms will expire at our 2013 Annual Meeting of Stockholders:

Name	Age	Position	Director Since
Independent Directors
Steven M. Looney	62	Director	2007
Charles S. Whitman III	69	Director	2007

        Biographical information regarding our Board is set forth below. We have divided the directors into two groups—independent directors and interested directors. Interested directors are "interested persons" of Saratoga Investment Corp., as defined in Section 2(a)(19) of the 1940 Act.

Executive Officers

Name	Age	Position
Executive Officers
Richard A. Petrocelli	42	Chief Financial Officer, Vice President, Secretary and Chief Compliance Officer

        Biographical information regarding our executive officers is set forth below. We do not currently have any other executive officers who are not also directors.

Biographical Information

Independent Directors

        Steven M. Looney—Mr. Looney is a Managing Director of Peale Davies & Co. Inc., a consulting firm with particular expertise in financial process and IT outsourcing, and is a CPA and an attorney. Mr. Looney also serves as a consultant and director to numerous companies in the healthcare, manufacturing and technology services industries, including WH Industries Inc. Between 2000 and 2005, he served as Senior Vice President and Chief Financial Officer of PCCI, Inc., a private IT staffing and outsourcing firm. Between 1992 and 2000, Mr. Looney worked at WH Industries as Chief Financial and Administrative Officer. Mr. Looney also serves as a director of Excellent Education for Everyone, a nonprofit organization. Mr. Looney graduated summa cum laude from the University of Washington with a B.A. degree in Accounting and received a J.D. from the University of Washington School of Law where he was a member of the law review. Mr. Looney's qualifications as director include his experience as a Managing Director of Peale Davies & Co. Inc. and as Chief Financial and Administrative Officer of WH Industries, as well as his financial, accounting and legal expertise.

        Charles S. Whitman III—Mr. Whitman is senior counsel (retired) at Davis Polk & Wardwell LLP. Mr. Whitman was a partner in Davis Polk's Corporate Department for 28 years, representing clients in a broad range of corporate finance matters, including shelf registrations, securities compliance for financial institutions, foreign asset privatizations, and mergers and acquisitions. From 1971 to 1973, Mr. Whitman served as Executive Assistant to three successive Chairmen of the SEC. Mr. Whitman serves on the Legal Advisory Board of the National Association of Securities Dealers. Mr. Whitman

graduated from Harvard College and graduated magna cum laude from Harvard Law School with a LL.B. Mr. Whitman also received an LL.M. from Cambridge University in England. Mr. Whitman's qualifications as director include his 28 years of experience representing clients, including AT&T, Exxon Mobil, General Motors and BP, in securities matters as a partner in Davis Polk's corporate department.

        G. Cabell Williams—Mr. Williams has served as the Managing General Partner of Williams and Gallagher, a private equity partnership located in Chevy Chase, Maryland since 2004. Siince March 2011, Mr. Williams has also served as a partner of Faragut Capital Partners, an investment firm based in Fairfax, VA. In 2004, Mr. Williams concluded a 23 year career at Allied Capital Corporation, a business development company based in Washington, DC, which was acquired by Ares Capital Corporation in 2010. While at Allied, Mr. Williams held a variety of positions, including President, COO and finally Managing Director following Allied's merger with its affiliates in 1998. From 1991 to 2004, Mr. Williams either led or co-managed the firm's Private Equity Group. For the nine years prior to 1999, Mr. Williams led Allied's Mezzanine investment activities. For 15 years, Mr. Williams served on Allied's Investment Committee where he was responsible for reviewing and approving all of the firm's investments. Prior to 1991, Mr. Williams ran Allied's Minority Small Business Investment Company. He also founded Allied Capital Commercial Corporation, a real estate investment vehicle. Mr. Williams has served on the Board of various public and private companies. Mr. Williams attended The Landon School, and graduated from Mercersburg Academy and Rollins College, receiving a B.S. in Business Administration from the latter. Mr. Williams' qualifications as director include his 28 years of experience managing investment activities at Allied Capital, where he served in a variety of positions, including President, COO and Managing Director.

Interested directors

        Christian L. Oberbeck—Mr. Oberbeck has over 23 years of experience in leveraged finance, from distressed debt to private equity, and has been involved in originating, structuring, negotiating, consummating, managing and monitoring investments in these businesses. Mr. Oberbeck is the Managing Partner of Saratoga Partners, a leading middle market private equity investment firm, and has served on its investment committee since 1995. Mr. Oberbeck is also the Managing Member of Saratoga Investment Advisors, LLC, the Company's investment adviser, and the Chief Executive Officer and President of the Company.

        Prior to assuming management responsibility for Saratoga Partners in 2008, Mr. Oberbeck has co-managed Saratoga Partners since 1995, when he joined Dillon Read and Saratoga Partners from Castle Harlan, Inc., a corporate buyout firm, which he had joined at its founding in 1987 and was a Managing Director, leading successful investments in manufacturing and financial services companies. Prior to joining that, he worked in the Corporate Development Group of Arthur Young and in corporate finance at Blyth Eastman Paine Webber. Mr. Oberbeck has been a director of numerous middle market companies.

        Mr. Oberbeck graduated from Brown University in 1982 with a BS in Physics and a BA in Mathematics. In 1985, he earned an MBA from Columbia University. Mr. Oberbecks's qualifications as a director include his extensive experience in the investment and finance industry, as well as his intimate knowledge of the Company's operations, gained through his service as an executive officer.

        Michael J. Grisius—Mr. Grisius has over 22 years of experience in leveraged finance, investment management and financial services. He has originated, structured, negotiated, consummated, managed and monitored numerous successful investments in mezzanine debt, private equity, senior debt, structured products and commercial real estate debt. Mr. Grisius is Chief Investment Officer and a Managing Director of Saratoga Investment Advisors, LLC, the Company's investment adviser. Mr. Grisius joined Saratoga Investment Advisors, LLC in July 2011.

        Prior to joining Saratoga Investment Advisors, Mr. Grisius served as Managing Director at Allied Capital Corporation, where he was an investment professional for 16 years. At Allied Capital Corporation, Mr. Grisius held several senior positions including co-head of Mezzanine Finance and member of its Management Committee and its Investment Committee. In 2008, Mr. Grisius was appointed co-chairman of the Allied Capital Corporation's Investment Committee. He also had responsibility for structuring and managing Unitranche Fund, LLC. During his tenure at Allied, Mr. Grisius built and led teams that made investments in subordinated debt, control equity and real estate mortgage debt. Mr. Grisius has served on the board of directors of numerous middle market companies. Prior to joining Allied Capital Corp., Mr. Grisius worked in leveraged finance at Chemical Bank from 1989 to 1992 and held senior accountant and consultant positions with KPMG LLP from 1985 to 1988.

        Mr. Grisius graduated with a BS from Georgetown University in 1985 and earned an MBA from Cornell University's Johnson Graduate School of Management in 1990. Mr. Grisius' qualifications as a director include his broad experience in leverage finance, investment management, private equity and financial services.

Executive Officers

        Richard A. Petrocelli—Mr. Petrocelli has over 20 years of experience including investment management, private equity and corporate reorganizations. Mr. Petrocelli is a Managing Director and Chief Financial Officer at Saratoga Partners, a leading middle market private equity investment firm, and has been involved in originating, structuring, negotiating, consummating, managing and monitoring middle market investments. Mr. Petrocelli is the Managing Director of Saratoga Investment Advisors, the Company's investment adviser, and the Chief Financial Officer, Vice President, Secretary and Chief Compliance Officer of the Company. Mr. Petrocelli served as a director of the Company from 2010 until 2011. Mr. Petrocelli is not seeking reelection to the Board at the Annual Meeting. As a result, his term as a member of the Board will expire at the Annual Meeting. However, Mr. Petrocelli will continue to serve the Company as its Chief Financial Officer, Secretary and Chief Compliance Officer.

        Mr. Petrocelli began his career as an accountant before transitioning to alternative assets at Gabelli Asset Management Company in 1993. Mr. Petrocelli's background brings financial expertise to the diligence and oversight processes, which is critically important when dealing in complex transactions. In addition to his involvement in originating, structuring, negotiating, consummating, managing and monitoring investments at Saratoga Partners, Mr. Petrocelli is currently the Chief Financial Officer of Saratoga Partners and is responsible for reporting and compliance. Mr. Petrocelli joined Saratoga Partners in 1998 from Gabelli Asset Management. At Gabelli Asset Management, Mr. Petrocelli was a Vice President in the corporate finance department with a primary focus on the Company's alternative investment business. Prior to that, he was a senior accountant at BDO Siedman. Mr. Petrocelli has served as a director of a number of Saratoga Partners' portfolio companies.

        Mr. Petrocelli graduated with a BSBA from Georgetown University in 1990 and earned an MBA from New York University's Stern School of Business in 1999. He is a Certified Public Accountant. Mr. Petrocelli's qualifications as a director include his broad experience in investment management, private equity and corporate reorganizations, as well as his intimate knowledge of the Company's operations, gained through his service as an executive officer.

Board Leadership and the Board's Role in the Oversight of Risk Management

        Our board of directors monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, our board of directors approves the appointment of our investment adviser, administrator and officers; reviews and monitors the services and activities performed by our investment adviser, administrator and officers; and approves the engagement, and reviews the performance of, our independent public accounting firm.

        Under our bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Mr. Oberbeck, who is an "interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the chief executive officer and president and chairman of the Board. The Board believes that Mr. Oberbeck, as chief executive officer and president of the Company and as a principal of Saratoga Investment Advisors, is the director with the most knowledge of our business strategy and is best situated to serve as chairman of the Board. The Board does not currently have a lead independent director. We believe that our board leadership structure must be evaluated on a case-by-case basis and that our existing board leadership structure is appropriate. However, we continually re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

        The Board, directly and through the audit committee and other committees of the Board, takes an active role in the oversight of the Company's policies with respect to the assessment and management of enterprise risk. Among other things, the Board has policies in place for identifying the senior executive responsible for key risks as well as the Board committees with oversight responsibility for particular key risks. In a number of cases, oversight is conducted by the full Board. Our Board also performs its risk oversight responsibilities with the assistance of the chief compliance officer. The chief compliance officer is designated to oversee compliance with the federal securities laws.

        We believe that our Board and its committees' role in risk oversight complements our Board's leadership structure because it allows our independent directors, through three fully independent board committees, auditor and independent valuation providers, our chief compliance officer, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review. We believe that our board leadership structure and the Board's approach to risk oversight must be evaluated on a case-by-case basis and that the Board's role in risk oversight is appropriate. However, we continually re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Transactions with Related Persons

        We have entered into an investment advisory and management agreement with Saratoga Investment Advisors, LLC. We have also entered into a license agreement with Saratoga Investment Advisors, LLC, pursuant to which Saratoga Investment Advisors has agreed to grant us a non-exclusive, royalty-free license to use the name "Saratoga." In addition, pursuant to the terms of the administration agreement, Saratoga Investment Advisors, LLC provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. Mr. Oberbeck, our chief executive officer and president, is the primary investor in and controls Saratoga Investment Advisors, LLC.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee of our Board is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended February 28, 2011; except that both Mr. Looney and Mr. Whitman had one late filing due to an error in filing procedure.

Corporate Governance

Corporate Governance Documents

        We maintain a corporate governance webpage at the "Corporate Governance" link under the "Investor Relations" link at http://saratogainvestmentcorp.com.

        Our Corporate Governance Procedures, Code of Business Conduct and Ethics, Code of Ethics and Board committee charters are available at our corporate governance webpage at http://saratogainvestmentcorp.com and are also available to any stockholder who requests them by writing to our Secretary, Richard A. Petrocelli, at Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022.

Director Independence

        In accordance with rules of the New York Stock Exchange (the "NYSE"), the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company's Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

        In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that business development companies, or BDCs, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an "interested person" of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

        The Board has determined that each of the directors and nominees is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Oberbeck and Petrocelli, who are interested persons of the Company due to their positions as officers of the Company.

Annual Evaluation

        Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes an annual questionnaire and Board and Board committee discussion.

Board Meetings and Committees

        Our Board met 18 times during fiscal year 2011. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board's standing committees are set forth below. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. Three of the five directors attended the 2010 Annual Meeting of Stockholders in person.

Communications with Directors

        Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022, Attention: Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to which applies to, among others, our executive officers, including our principal executive officer and principal financial officer, as well as every officer, director and employee of the Company. Requests for copies should be sent in writing to Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022. The Company's Code of Business Conduct and Ethics is also available on our website at http://saratogainvestmentcorp.com.

        If we make any substantive amendment to, or grant a waiver from, a provision of our Code of Business Conduct and Ethics, we will promptly disclose the nature of the amendment or waiver on our website at http://saratogainvestmentcorp.com.

Committees of the Board of Directors

  Audit Committee

        The current members of the audit committee are Steven M. Looney (Chairman), Charles S. Whitman III and G. Cabell Williams. The Board has determined that Mr. Looney is an "audit committee financial expert" as defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934 and that each of Messrs. Whitman and Williams are "financially literate" as required by NYSE corporate governance standards. All of these members are independent directors. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our board of directors in determining the fair value of debt and equity investments that are not publicly traded or for which current market values are not readily available; where appropriate, the board of directors and audit committee may utilize the services of an independent valuation firm to assist them in determining the fair value of these investments. Finally, the audit committee also reviews our financial statements and the disclosure thereof and the adequacy of our disclosure controls and procedures.

  Authority

        The audit committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to meet with any members of, or advisors to, the audit committee. The audit committee has available appropriate funding from the Company as determined by the audit committee for payment of: (i) compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the audit committee, and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. The audit committee may delegate its authority to subcommittees or the chairman of the audit committee when it deems appropriate and in the best interests of the Company.

  Procedures

        The audit committee meets as often as it determines is appropriate to carry out its responsibilities under its charter, but not less frequently than quarterly. The chairman of the audit committee, in consultation with the other committee members, determines the frequency and length of the committee meetings and sets meeting agendas consistent with its charter. The audit committee meets separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor.

        A charter of the audit committee is available in print to any stockholder who requests it and it is also available on the Company's website at www.saratogainvestmentcorp.com.

  Nominating and Corporate Governance Committee

        The current members of the nominating and corporate governance committee are Charles S. Whitman III (Chairman), G. Cabell Williams and Steven M. Looney. All of these members are independent directors. The nominating and corporate governance committee is responsible for identifying individuals qualified to become board members, and recommending to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings, recommending directors for appointment to Board committees, making recommendations to the Board as to determinations of director independence, overseeing the evaluation of the Board, overseeing and setting compensation for the Company's directors.

        In making its recommendations for Board and committee membership, the nominating and corporate governance committee reviews candidates' qualifications for membership on the Board or a committee of the Board (including making a specific determination as to the independence of each candidate) based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards required under law or the New York Stock Exchange rules for audit committee membership purposes). In evaluating current directors for re-nomination to the Board or re-appointment to any Board committees, the nominating and corporate governance committee assesses the performance of such directors, periodically reviews the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience, considers rotation of committee members and committee chairmen and considers any other factors that are set forth in the Company's corporate governance procedures or are deemed appropriate by the nominating and corporate governance committee or the Board. The nominating and corporate governance committee considers issues of judgment, diversity, age, skills, background and experience in evaluating candidates for membership on the Board.

        The nominating and corporate governance committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The board of directors believes that it is more appropriate to give the nominating and corporate governance committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the nominating and corporate governance committee will give due consideration to the director nominee and will use the same criteria used for evaluating board director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

  Authority

        The nominating and corporate governance committee has the sole authority to retain and terminate any search firm assisting the nominating and corporate governance committee in identifying director candidates, including sole authority to approve all such search firm's fees and other retention terms. In addition, the nominating and corporate governance committee has the sole authority to retain and terminate any compensation consultant assisting the nominating and corporate governance committee in the evaluation of director compensation, including sole authority to approve all such compensation consultant's fees and other retention terms. The nominating and corporate governance committee may delegate its authority to subcommittees or the chair of the nominating and corporate governance committee when it deems appropriate and in the best interests of the Company.

  Procedures

        The nominating and corporate governance committee meets as often as it determines is appropriate to carry out its responsibilities under its charter. The chair of the committee, in consultation with the other committee members, determines the frequency and length of the committee meetings and shall set meeting agendas consistent with its charter.

        A charter of the nominating and corporate governance committee is available in print to any stockholder who requests it, and it is also available on the Company's website at www.saratogainvestmentcorp.com.

  Compensation Committee

        The current members of the compensation committee are G. Cabell Williams (Chairman), Steven M. Looney and Charles S. Whitman III. All of these members are independent directors. The compensation committee is responsible for overseeing the Company's compensation policies generally and making recommendations to the Board with respect to incentive compensation and equity-based plans of the Company that are subject to Board approval, evaluating executive officer performance and reviewing the Company's management succession plan, overseeing and setting compensation for the Company's directors and, as applicable, its executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in the Company's annual proxy statement. Currently, none of our executive officers are compensated by the Company and as such the compensation committee is not required to produce a report on executive officer compensation for inclusion in our annual proxy statement.

        The compensation committee has the sole authority to retain and terminate any compensation consultant assisting the compensation committee, including sole authority to approve all such compensation consultant's fees and other retention terms. The compensation committee may delegate its authority to subcommittees or the chairman of the compensation committee when it deems appropriate and in the best interests of the Company.

  Procedures

        The compensation committee shall meet as often as it determines is appropriate to carry out its responsibilities under its charter. The chairman of the compensation committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with its charter. No executive officer should attend that portion of any meeting where such executive's performance (or, as applicable, compensation) is discussed, unless specifically invited by the compensation committee.

        A charter of the compensation committee is available in print to any stockholder who requests it and is also available on the Company's website at www.saratogainvestmentcorp.com.

  Compensation Committee Interlocks and Insider Participation

        During fiscal year 2011, none of the Company's executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the compensation committee or on the board of directors. No current or past executive officers or employees of the Company or its affiliates serve on the compensation committee.

Executive Compensation

        Currently, none of our executive officers are compensated by us. We currently have no employees, and each of our executive officers is also an employee of Saratoga Investment Advisors. Services necessary for our business are provided by individuals who are employees of Saratoga Investment Advisors, pursuant to the terms of the investment advisory and management agreement and the administration agreement.

Director Compensation

        Our independent directors receive an annual fee of $40,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairman of the audit committee receives an annual fee of $5,000 and the chairman of each other committee receives an annual fee of $2,000 for their additional services in these capacities. In addition, we have purchased directors' and officers' liability insurance on behalf of our directors and officers. Independent directors have the option to receive their directors' fees in the form of our common stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment. No compensation is paid to directors who are "interested persons."

        The following table sets forth information concerning total compensation earned by or paid to each of our directors during the fiscal year ended February 28, 2011:

Name	Fees Earned or Paid in Cash	Total
Interested Directors
Christian L. Oberbeck(1)	—	—
Richard A. Petrocelli(1)(2)	—	—
Independent Directors	—	—
Steven M. Looney	$97,500	$97,500
Charles S. Whitman III	$97,500	$97,500
G. Cabell Williams	$90,500	$90,500

(1)
No compensation was paid to directors who are interested persons of us as defined in the 1940 Act.

(2)
Mr. Petrocelli is not seeking reelection at the Annual Meeting. As a result, his term as a member of the board of directors will expire at the Annual Meeting. However, Mr. Petrocelli will continue to serve the Company as its Chief Financial Officer, Secretary and Chief Compliance Officer.

PROPOSAL 2—AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE COMMON
STOCK AT A PRICE BELOW THE COMPANY'S THEN CURRENT NET ASSET VALUE
PER SHARE ("NAV")

        The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company's then current NAV if its stockholders approve such a sale and the Company's directors make certain determinations.

        Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock at a price below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Company's 2011 Annual Meeting of Stockholders and the date of the Company's 2012 Annual Meeting of Stockholders, which is expected to be held in September 2012. The latest date at which such authorization would expire is September 27, 2012.

  Background and Reasons

        The Company's board of directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company's best interests and the best interests of its stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company's ability to grow over time and to pay dividends to stockholders could be adversely affected. In reaching that conclusion, the Company's board of directors considered the following possible benefits to its stockholders:

Current Market Conditions Have Created Attractive Opportunities

        Current market dislocation has created, and the Company believes will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. Shareholder approval of this proposal, subject to the conditions detailed above, is expected to provide the Company with the flexibility to invest in such opportunities, even if the Company's common stock was trading below NAV. The Company believes that current market conditions provide attractive opportunities to deploy capital.

        Recent changes in market conditions also had beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures, and more creditor-friendly contractual terms. Further, although valuations have partially recovered, additional opportunity remains in the secondary market. Accordingly, for firms that continue to have access to capital, the current environment should provide investment opportunities on more favorable terms than were available prior to the recession. The Company's ability to take advantage of these opportunities will depend upon its continued access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

        The Company's board of directors believes that additional capital raised through an offering of shares of its common stock may help it generate additional deal flow. Based on discussions with management, the Company's board of directors believes that greater deal flow, which may be achieved with more capital, would enable the Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. Management has represented to the Company's board of directors that such investment opportunities may be funded with proceeds of an offering of shares of the Company's common stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Higher Market Capitalization and Liquidity May Make the Company's Common Stock More Attractive to
Investors

        If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock will increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company's stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company's trading volume, which could decrease the volatility in the secondary market price of its common stock.

Reduced Expenses Per Share

        An offering that increases the Company's total assets may reduce its expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

        As a BDC and a RIC, for tax purposes, the Company is dependent on its ability to raise capital through the sale of common stock. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1:1, which requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company's investment portfolio, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

        Exceeding the required 1:1 debt-to-equity ratio could have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 1:1 debt-to-equity ratio, the markets the Company operates in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of the Company's portfolio companies, if any, will negatively impact its stockholders' equity and the resulting debt-to-equity ratio. Issuing new equity will improve the Company's debt-to-equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen the Company's balance sheet and give it more flexibility in its operations.

Trading History

        The Company's common stock is traded on the NYSE under the symbol "SAR". Prior to July 30, 2010, our common stock traded on the NYSE under the symbol "GNV." The following table lists the high and low closing sales price for the Company's common stock and the closing sales price as a percentage of NAV for the last completed fiscal year and the current fiscal year to date. On August 15, 2011, the last reported closing sale price of our common stock was $17.74 per share which represents a discount of approximately 63% to the NAV reported as of May 31, 2011.

							Percentage of High Sales Price to NAV(2)		Percentage of Low Sales Price to NAV(2)
			Price Range
	NAV(1)		High		Low
Year ending February 28, 2012
First Quarter	$28.01		$22.43		$20.51		80.1%		73.2%
Second Quarter (through August 15, 2011)		*	$21.21		$16.78			*		*
Year ending February 28, 2011
First Quarter	$3.43	(3)	$2.55	(3)	$1.70	(3)	74.3	%(3)	49.6	%(3)
Second Quarter	$29.71		$2.12	(3)	$1.44	(3)	71.4	%(3)	48.5	%(3)
Third Quarter	$37.98		$22.92		$16.60		60.34%		43.7%
Fourth Quarter	$32.75		$18.50		$17.00		56.5%		51.9%

*
Net asset value has not yet been calculated for this period.

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)
Calculated as the respective high or low sales price divided by net asset value.

(3)
These figures do not take into account the 1:10 reverse stock split that occurred on August 12, 2010.

        Shares of the Company's common stock have generally traded at prices above and below their NAV since they began trading on the NYSE. The disruption and instability in the global capital markets and uncertainty surrounding the global economy has led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company's common stock may trade at a price equal to, above or below its NAV, which is not uncommon for BDCs such as the Company. As noted above, however, the recent market disruption has created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock at a price below NAV. Stockholder approval of this proposal is expected to provide the Company with the flexibility to invest in such opportunities and to repay outstanding borrowings.

        The Board believes it is in the best interests of stockholders to allow the Company flexibility to issue its common stock at a price below NAV in certain instances. The Company's ability to grow over time and to pay dividends to stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.

        The Company has no immediate plans to sell any shares of its common stock at a price below NAV. However, the Company is seeking stockholder approval to sell its shares of common stock below NAV in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of sale. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal. The Company has no intention to sell shares of common stock pursuant to this authorization at a price below the Company's net asset value per share to any of its affiliates.

  Conditions to Sales Below NAV

        If our stockholders approve this proposal, the Company will be permitted to sell shares of its common stock at a price below NAV per share only if the following conditions are met:

          (1)   a majority of the Company's independent directors who have no financial interest in the sale have determined that such sale would be in the best interests of the Company and its stockholders; and

          (2)   a majority of the Company's independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

  Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the dilutive effect on the NAV per outstanding share of common stock of the issuance of shares of the Company's common stock at a price less than NAV per share. Any sale of common stock at a price below NAV would result in an immediate dilution to existing stockholders. This dilution would include reduction in the NAV per share of outstanding shares of common stock as a result of the issuance of shares of common stock at a price below the then current NAV per share and a proportionately greater decrease in a stockholder's interest in the earnings and assets of the Company and voting interest in the Company. The Board will consider the dilutive effect when considering whether to authorize any such issuance.

        When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV will dilute a stockholder's holdings of common stock as a percentage of shares outstanding to the extent the stockholder does not purchase sufficient shares in the offering or otherwise to maintain the stockholder's percentage interest. Further, if the stockholder does not purchase any shares to maintain the stockholder's percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the stockholder's voting power will be diluted.

  Examples of Dilutive Effect of the Issuance of Shares Below NAV

        The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

        The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); and (2) an offering of 200,000 shares (20% of the outstanding shares) at $0.001 per share after offering expenses and commissions (a 100% discount from NAV).

		Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$9.47	—	0.001	—
Net Proceeds per Share to Issuer	—	$9.00	—	0.001	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	10.00	$9.91	(0.90)%	9.67	(3.30)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,100	(0.90)%	96,700	(3.30)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(900)	—	(3.300)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.91	—	9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.09)	—	(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.90)%	—	(3.30)%

        Our Board unanimously recommends a vote "FOR" this proposal.

OTHER MATTERS

Audit Committee Report

        The audit committee is appointed by the Board to review the Company's financial matters. Each member of the audit committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the NYSE. The audit committee is responsible for the selection, engagement, compensation, retention and oversight of the Company's independent registered public accounting firm. We are also responsible for recommending to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

        In making our recommendation that the Company's financial statements be included in its Annual Report on Form 10-K for the year ended February 28, 2011, we have taken the following steps:

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  We discussed with Ernst & Young LLP, the Company's independent registered public accounting firm for the year ended February 28, 2011, those matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

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  We conducted periodic executive sessions with Ernst & Young LLP, with no members of the Company's management present during those discussions. Ernst & Young LLP did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

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  We received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP 's communications with us concerning independence, and we discussed with Ernst & Young LLP its independence from the Company. We also considered whether the provision of non-audit services to the Company is compatible with Ernst & Young LLP's independence.

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  We determined that there were no former Ernst & Young LLP employees, who previously participated in the Company's audit, engaged in a financial reporting oversight role at the Company.

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  We reviewed, and discussed with the Company's management and Ernst & Young LLP, the Company's audited consolidated statement of assets and liabilities at February 28, 2011, and consolidated statements of operations, consolidated statements of changes in net assets and consolidated statements of cash flows for the year ended February 28, 2011.

        Based on the reviews and actions described above, we recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended February 28, 2011 for filing with the SEC.

                      THE AUDIT COMMITTEE

                      Steven M. Looney, Chair
                      Charles S. Whitman III
                      G. Cabell Williams

 Independent Registered Public Accounting Firm

        Our Board has ratified the decision of the audit committee to appoint Ernst & Young LLP to serve as our independent registered public accounting firm until February 28, 2012. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        For the years ended February 28, 2011 and February 28, 2010, the Company incurred the following fees for services provided by Ernst & Young LLP, including expenses:

	Fiscal Year Ended February 28, 2011	Fiscal Year Ended February 28, 2010
Audit Fees	$235,000	$195,000
Audit Related Fees	150,000	150,000
Tax Fees	37,000	37,000
All Other Fees	30,000	—

Total Fees	$452,000	$382,000

        Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

        Audit Related Fees.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

        Tax Fees.    Tax fees include services in conjunction with preparation of the Company's tax return.

        All Other Fees.    Fees for other services would include fees for products and services other than the services reported above.

        It is the policy of the audit committee to pre-approve all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm.

Information Incorporated by Reference

        This proxy statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended February 28, 2011 (the "2011 Annual Report") under the following headings: Item 6. Selected Financial Data; Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Consolidated Financial Statements and Supplementary Data; and Item 9. Changes and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of the 2011 Annual Report are being furnished with this proxy statement.

Stockholder Proposals

        Any stockholder proposals submitted pursuant to the SEC's Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders must be received by the Company on or before June 1, 2012. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Richard A. Petrocelli, Secretary of the Company at 535 Madison Avenue, New York, New York 10022.

        Stockholder proposals or director nominations to be presented at the 2012 Annual Meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC's Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's Annual Meeting of Stockholders. For the Company's 2012 Annual Meeting of Stockholders, the Company must receive such proposals and nominations no later than July 1, 2012. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2012 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company's By-laws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

        The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters may properly be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

        Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that you may be represented at the Annual Meeting.

Annual Reports

        A copy of our Annual Report on Form 10-K for the period ended February 28, 2011, which includes financial statements, is available on the SEC website and is incorporated herein by reference. The information that we have filed with the SEC is available to stockholders free of charge by contacting us at 535 Madison Avenue, New York, New York 10022 or by telephone at (212) 906-7800 or on our website at www.saratogainvestmentcorp.com. Information contained on our website is not incorporated into this document and you should not consider such information to be a part of this document.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000113237_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 G. Cabell Williams 02 Michael J. Grisius SARATOGA INVESTMENT CORP. 535 MADSON AVENUE NEW YORK, NY 10022 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To approve a proposal to authorize the Company to sell or otherwise issue the Company's common stock at a price below the Company's then current net asset value per share. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000113237_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . SARATOGA INVESTMENT CORP. Annual Meeting of Stockholders September 27, 2011, 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoints Christian L. Oberbeck and Richard A. Petrocelli, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of Saratoga Investment Corp., a Maryland Corporation (the "Company"), to be held at the offices of Sutherland Asbill & Brennan LLP, located at 1114 Avenue of the Americas, New York, NY 10018, on September 27, 2011, at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE TWO NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side